Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Timothy A. Bonang Manager of Investor Relations (617) 796-8149 www.fivestarqualitycare.com

Five Star Quality Care, Inc. Announces Agreementto
Purchase Six Assisted Living Communities for $63.5 Million

         Newton, MA (January 26, 2005): Five Star Quality Care, Inc. (AMEX: FVE) today announced that it has entered an agreement to purchase six assisted living communities for $63.5 million.

        The six communities to be purchased are all located in western Pennsylvania and all are currently operated by a privately owned company. These communities have resident capacity of 654 and they were ninety-five percent (95%) occupied on November 30, 2004. One hundred percent (100%) of the revenues at these communities are paid by residents from their private resources.

        The closing of this purchase is subject to various contingencies, including FVE’s satisfactory completion of diligence, appropriate licensing and other conditions customary in transactions of this type. The company currently expects to fund this purchase using cash on hand, drawings under its line of credit and mortgage or sale leaseback transactions for some of the communities being purchased or for certain other unencumbered communities which the company currently owns. FVE currently expects that this purchase will close during the first calendar quarter of 2005.

        This acquisition continues the company’s strategy of acquiring stabilized independent and assisted living communities where residents pay for services with private resources. FVE expects that the acquisition, which will expand the company’s operations to a total of 28 states, will be immediately accretive to earnings after closing.

        Five Star Quality Care, Inc. owns, leases, manages and operates senior living communities which offer independent living apartments, assisted living accommodations and skilled nursing services and owns and operates two institutional pharmacies.

WARNING REGARDING FORWARD LOOKING STATEMENTS

        THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING

STATEMENTS ARE BASED UPON FVE’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR. FOR EXAMPLE:

•	THIS PRESS RELEASE STATES AN EXPECTED PURCHASE PRICE OF $63.5 MILLION. HOWEVER, FVE HAS NOT COMPLETED ITS DILIGENCE FOR THIS ACQUISITION. ALSO THE PURCHASE AGREEMENT REQUIRES THAT THE PURCHASE PRICE MAY BE ADJUSTED FOR CHANGES IN WORKING CAPITAL OR FOR OTHER REASONS. UPON COMPLETION OF FVE’S DILIGENCE AND UPON MAKING CONTRACTUALLY REQUIRED CLOSING ADJUSTMENTS, THE PURCHASE PRICE MAY CHANGE.

•	THIS PRESS RELEASE STATES THE OCCUPANCY OF THE COMMUNITIES TO BE PURCHASED WAS 95% AT NOVEMBER 30, 2004. THAT STATEMENT MAY IMPLY THAT OCCUPANCY WILL REMAIN AT 95% OR A HIGH NUMBER. IN FACT, THE OCCUPANCY OF THE COMMUNITIES MAY CHANGE FOR MANY REASONS, SOME OF WHICH, SUCH AS COMPETITION, ARE BEYOND FVE’S CONTROL.

•	THIS PRESS RELEASE STATES THAT FVE EXPECTS TO FUND THIS PURCHASE USING CASH ON HAND, DRAWINGS UNDER ITS LINE OF CREDIT AND MORTGAGES OR SALE AND LEASEBACK TRANSACTIONS. FVE MAY BE UNABLE TO CLOSE THE FINANCING NECESSARY FOR THIS TRANSACTION AND, AS A RESULT, FVE MAY LOSE ITS DEPOSIT OR SUFFER OTHER ADVERSE CONSEQUENCES. ALSO, FVE MAY IDENTIFY ALTERNATIVE FINANCING SOURCES.

•	THIS PRESS RELEASE STATES THAT FVE EXPECTS THIS TRANSACTION TO CLOSE DURING THE FIRST CALENDAR QUARTER OF 2005. HOWEVER, THIS CLOSING IS SUBJECT TO SEVERAL CONTINGENCIES AND CONDITIONS. THESE CONTINGENCIES AND CONDITIONS HAVE BEEN INSERTED IN THE PURCHASE CONTRACT BY FVE AND THE SELLER BECAUSE THEY AND THEIR RESPECTIVE COUNSEL RECOGNIZE THAT THEY MAY OCCUR AND MAY PREVENT OR DELAY A CLOSING.

•	THIS PRESS RELEASE REFERS TO FVE CONTINUING TO PURSUE ITS STRATEGY OF ACQUIRING STABILIZED INDEPENDENT AND ASSISTED LIVING COMMUNITIES. THIS STATEMENT IMPLIES THAT FVE MAY ACQUIRE FACILITIES OR OPERATIONS IN ADDITION TO THESE SIX COMMUNITIES. FVE HAS LIMITED CAPITAL RESOURCES, ESPECIALLY COMPARED TO SEVERAL OF ITS COMPETITORS. THERE IS SIGNIFICANT COMPETITION TO ACQUIRE SENIOR LIVING FACILITIES AND OPERATIONS, ESPECIALLY HIGH QUALITY FACILITIES AND PRIVATE PAY OPERATIONS. FOR THESE REASONS OR OTHERS, FVE MAY BE UNABLE TO FURTHER EXPAND ITS

BUSINESS. IN ADDITION, FOR VARIOUS REASONS FVE MAY DECIDE TO ACQUIRE OTHER TYPES OF SENIOR LIVING COMMUNITIES AND OPERATIONS, SUCH AS SKILLED NURSING HOMES.

•	THIS PRESS RELEASE STATES FVE’S BELIEF THAT THIS ACQUISITION MAY BE IMMEDIATELY ACCRETIVE TO EARNINGS. THE ACQUISITION OF A HEALTHCARE OPERATING COMPANY INVOLVES NUMEROUS RISKS. THE CHANGE OF CONTROL MAY RESULT IN STAFF DEPARTURES, RESIDENT DEPARTURES, FAILURES OF OPERATING SYSTEMS TO BE INTEGRATED OR OTHER OPERATING DIFFICULTIES. AS A RESULT, FVE’S ACQUISITION MAY CREATE OPERATING LOSSES AND THESE OPERATING LOSSES MAY CONTINUE THROUGH 2005 AND FOR EXTENDED PERIODS THEREAFTER.

        INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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